EXHIBIT 3.14

CERTIFICATE OF INCORPORATION

OF

DAWN SLEEP TECHNOLOGIES, INC.

ARTICLE I

The name of the corporation is Dawn Sleep Technologies, Inc.

ARTICLE II

The address of the registered office of the corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of the registered agent of the corporation at such address is Corporation Service Company.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV

The aggregate number of shares which the corporation shall have the authority to issue is 3,000 shares of common stock, having a par value of $0.01 per share.

ARTICLE V

The name and mailing address of the incorporator are Peter L. Coffey, Esq., 100 East Wisconsin Avenue, Suite 3300, Milwaukee, Wisconsin 53202-4108.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 18th day of August, 2003.

/s/ Peter L. Coffey
Peter L. Coffey, Incorporator

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of Dawn Sleep Technologies, Inc., a Corporation of Delaware, on this twenty-ninth day of January, A.D. 2004, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is The Corporation Trust Company. Dawn Sleep Technologies, Inc., a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 29th day of January, A.D., 2004.

By:	/s/ Dale Williams
Authorized Officer

Name:	Dale Williams
Print or Type

Title:	SVP and CFO

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of Dawn Sleep Technologies, Inc., a Delaware Corporation, on this 21st day of November, A.D. 2011, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 615 South DuPont Highway Street, in the city of Dover, County of Kent Zip Code 19901.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is National Corporate Research, Ltd.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 21st day of November, AD., 2011.

By:	/s/ William H. Poche
Authorized Officer

Name:	William H. Poche
Print or Type

Title:	Treasurer and Secretary